                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN CONSENT STATEMENT

                           SCHEDULE 14A INFORMATION
              CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [_]
Filed by party other than the registrant [X]
Check the appropriate box:
                                             [_]Confidential, for Use of the
  [_]Preliminary Consent Statement              Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
  [X]Definitive Consent Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           H. F. AHMANSON & COMPANY
                 (NAME OF PERSON(S) FILING CONSENT STATEMENT,
                         IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
  [X]No fee required
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

  [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                   [LETTERHEAD OF H. F. AHMANSON & COMPANY]

                                                              March 3, 1997

Dear Great Western

Financial Corporation Stockholder:

  On February 17, 1997, H. F. Ahmanson & Company submitted a written proposal to Great Western Financial Corporation for a tax-free merger of the two companies pursuant to which each outstanding share of Great Western Common Stock would be converted into 1.05 shares of Ahmanson Common Stock.

  . The Ahmanson merger proposal today has a value of $43.18 per share (based on the closing price of Ahmanson Common Stock on the New York Stock Exchange ("NYSE") on February 28, 1997), which represents a 26.1% premium over the closing price of the Great Western Common Stock on the NYSE on February 14, 1997 (the last day of trading before announcement of the Ahmanson merger proposal).

  . Despite the significant economic benefits to the stockholders of Great Western that we believe would accrue from the Ahmanson merger proposal, Great Western's current Board of Directors has not yet found the time to respond to the Ahmanson merger proposal.

  . The Great Western Board has, however, found the time to delay this consent solicitation, postpone indefinitely the 1997 annual meeting of Great Western stockholders, put in place a "broad based change-in control severance plan" for the Great Western employees and file litigation in Delaware to stop this consent solicitation and declare invalid our proposed By-law limiting excessive lock-up arrangements.

  Accordingly, in order to enable a decision on the merits of the Ahmanson merger proposal to be made by you, as the true owners of Great Western, your consent is being solicited to adopt proposals that would urge the Great Western Board to arrange a merger to maximize stockholder value and prevent the Great Western Board from granting excessive break-up fees, stock options, "crown jewel" options or other lock-up arrangements that could deter a merger maximizing stockholder value unless the stockholders approve those arrangements.

  In addition, your consent is being solicited to adopt proposals that would require Great Western to hold its annual meeting of stockholders on the fourth Tuesday in April in each year or on a date within 14 days thereof, prevent the adjournment of any meeting of stockholders at which a quorum is present unless all business properly brought has been acted upon by the Great Western stockholders and prevent the Great Western Board from subsequently amending any of the By-laws adopted pursuant to this consent solicitation unless it has the approval of a majority of the Great Western stockholders.

  SEND A CLEAR MESSAGE TO THE GREAT WESTERN BOARD -- GRANT YOUR CONSENT BY MARKING, SIGNING, DATING AND RETURNING YOUR WHITE CONSENT CARD AS SOON AS POSSIBLE.

  We appreciate your prompt consideration of this important vote.

                                          Sincerely,

                                          /s/ CHARLES R. RINEHART
                                          -------------------------------------

                                          Charles R. Rinehart

                                          Chairman of the Board and Chief
                                           Executive Officer

                         YOUR CONSENT IS IMPORTANT

    Only stockholders of record on the Record Date (as defined in the accompanying Consent Statement) are entitled to give their consent to the Proposals. Thus:

  1. If your shares of Great Western Common Stock are held in your own name, please mark, sign, date and return the enclosed WHITE
                                                           -----
     consent card in the postage-paid envelope provided.

  2. If your shares of Great Western Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can execute a consent with respect to your shares of Great Western Common Stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE consent card to be
                                         -----
     signed representing the shares of Great Western Common Stock beneficially owned by you. You are urged to ensure that the record holder of your shares of Great Western Common Stock marks, signs, dates and returns the enclosed WHITE consent card as soon as
                                    -----
     possible.

  3. You are further urged to confirm in writing any instructions given to your broker or bank and provide a copy of those instructions to
     H. F. Ahmanson & Company in care of MacKenzie Partners, Inc. so that Ahmanson may also attempt to ensure that such instructions are followed.

    If you have any questions or require any assistance in executing your consent, please call:

                      [LOGO OF MACKENZIE PARTNERS, INC.]


                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or

                       CALL TOLL-FREE (800) 322-2885

                               ----------------

                               CONSENT STATEMENT
                                      TO
              STOCKHOLDERS OF GREAT WESTERN FINANCIAL CORPORATION
                                      BY
                           H. F. AHMANSON & COMPANY

                               ----------------

  This Consent Statement and the accompanying WHITE consent card are being furnished by H. F. Ahmanson & Company ("Ahmanson"), to the holders of shares of common stock of Great Western Financial Corporation ("GWF") in connection with the solicitation by Ahmanson of the consent of GWF stockholders to the Proposals described below (the "Consent Solicitation"). Ahmanson conducts its principal business operations through Home Savings of America, FSB, a federally-chartered savings bank. Based on deposits, Ahmanson was at December 31, 1996 the third largest depository institution in California and the 17th largest in the United States.

  On February 17, 1997, Charles R. Rinehart, Chairman of the Board and Chief Executive Officer of Ahmanson contacted John F. Maher, President and Chief Executive Officer, of GWF and delivered to him a written proposal for a tax-free merger of the two companies (the "Proposed Merger"), pursuant to which each outstanding share of GWF Common Stock would be converted into 1.05 shares of Ahmanson Common Stock (the "Ahmanson Merger Proposal"). Ahmanson subsequently issued a press release publicly disclosing the Ahmanson Merger Proposal.

  The Ahmanson Merger Proposal today has a value of $43.18 per share (based on the closing price of Ahmanson Common Stock on the New York Stock Exchange ("NYSE") on February 28, 1997), which represents a 26.1% premium over the closing price of the GWF Common Stock on the NYSE on February 14, 1997 (the last day of trading before announcement of the Ahmanson Merger Proposal). Because the exchange ratio is fixed, a change in the market price of the Ahmanson Common Stock before the effective time of the merger would affect the implied market value of the Ahmanson Common Stock to be received in the Proposed Merger in exchange for the GWF Common Stock.

  Ahmanson believes that the Proposed Merger represents a unique and compelling opportunity to enhance value for stockholders of both Ahmanson and GWF, allowing the combined company to realize substantial cost savings while solidifying its competitive position in its major markets and providing enhanced services and products to its customers. Ahmanson is confident that it will be able to obtain the regulatory approvals required for the Proposed Merger on a timely basis and without imposition of any condition that would have a material adverse effect on the combined company. Accordingly, Ahmanson believes that the Board of Directors of GWF (the "GWF Board") should find the Proposed Merger highly attractive.

  However, as of the date of this Consent Statement, the GWF Board has not yet found the time to respond to the Ahmanson Merger Proposal and the parties have not yet entered into any negotiations concerning the Proposed Merger or any other business combination between Ahmanson and GWF. Instead, the GWF Board has found the time to take all of the following actions that have delayed the ability of GWF's stockholders to express their views on the Ahmanson Merger
Proposal:

  . They adopted a By-law to delay the time for setting the record date for this Consent Solicitation and thereby delayed you from encouraging GWF to maximize stockholder value;

  . They indefinitely postponed the 1997 Annual Meeting of Stockholders of GWF at which Ahmanson is proposing a slate of three nominees dedicated to maximizing stockholder value;

  . They put in place a "broad based change-in-control severance plan" for the GWF employees; and

  . They filed litigation in the Chancery Court in Delaware attempting to stop this Consent Solicitation and declare invalid our proposed By-law limiting excessive lock-up arrangements.

  Accordingly, in order to enable a decision on the merits of the Ahmanson Merger Proposal to be made by you, as the true owners of GWF, your consent is being solicited to adopt proposals that would (a) urge the

GWF Board to arrange a merger to maximize stockholder value, (b) prevent the GWF Board from granting excessive break-up fees, stock options, "crown jewel" options or other lock-up arrangements that could deter a merger maximizing stockholder value unless the GWF stockholders approve those arrangements, (c) require GWF to hold its annual meeting of stockholders on the fourth Tuesday in April in each year, or on a date within 14 days thereof, (d) prevent the adjournment of any meeting of stockholders at which a quorum is present unless all business properly brought has been acted upon by the GWF stockholders and
(e) prevent the GWF Board from subsequently amending any of the By-laws adopted pursuant to this Consent Solicitation unless it has the approval of a majority of the GWF stockholders.

  Ahmanson filed a Registration Statement on Form S-4 on February 18, 1997 which describes in detail the Proposed Merger and its economic terms. Should Ahmanson and GWF enter into a merger agreement, you will be sent a separate proxy statement at the appropriate time. This Consent Solicitation is NOT a vote on the Proposed Merger.

  In addition, this Consent Solicitation is being conducted separately from the proxy solicitation that Ahmanson is making in connection with the 1997 Annual Meeting of Stockholders of GWF, which the GWF Board has now indefinitely postponed. In that proxy solicitation, Ahmanson will seek to elect three directors nominated by Ahmanson (the "Ahmanson Nominees") to the GWF Board and adopt amendments to the By-laws of GWF intended to ensure that the views of those directors are taken into consideration by the full GWF Board. While the Ahmanson Nominees are independent of Ahmanson and would be bound by fiduciary duties owed to the GWF stockholders, they have committed to seek to convince the other GWF directors to pursue merger proposals with a view to maximizing stockholder value. In particular, the Ahmanson Nominees have committed to seek to convince the other GWF directors to consider the Ahmanson Merger Proposal and all other bona fide and concrete proposals to merge with GWF. In addition, if Ahmanson's proposed By-law amendments are adopted, the Ahmanson Nominees would have representation on each committee of the GWF Board, would have to be present in order to constitute a quorum of the GWF Board and would have a separate class vote on the approval of lock-up arrangements in excess of $100,000,000. Ahmanson has paid each Ahmanson Nominee a fee of $15,000, has agreed to make a cash contribution of $15,000 on behalf of each nominee to a charitable organization designated by each Ahmanson Nominee and has made certain other reimbursement and indemnification arrangements with each such Ahmanson Nominee. You are NOT being requested to vote on the proxy solicitation at this time and you will be sent separate proxy solicitation materials at the appropriate time.

  A CONSENT TO THE PROPOSALS WILL ENABLE YOU--AS THE OWNERS OF GWF--TO SEND A CLEAR MESSAGE TO THE GWF BOARD THAT YOU FAVOR A MERGER TO MAXIMIZE STOCKHOLDER VALUE.

  AHMANSON URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT CARD TO CONSENT TO THE PROPOSALS.

  AHMANSON URGES YOU NOT TO SIGN ANY BLUE REVOCATION OF CONSENT CARD SENT TO YOU BY GWF. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE THAT REVOCATION OF CONSENT BY DELIVERING A LATER DATED WHITE CONSENT CARD TO AHMANSON, C/O MACKENZIE PARTNERS, INC, OR TO THE SECRETARY OF GWF. SEE "CONSENT PROCEDURES" BELOW.

  On February 20, 1997, the GWF Board adopted an amendment to the By-laws of GWF designed to delay the time for setting the record date for this Consent Solicitation. On February 21, 1997, Ahmanson requested that the GWF Board promptly fix a record date for this Consent Solicitation. Accordingly, the GWF Board is required to fix the record date by March 3, 1997 and the record date may not be fixed later than March 13, 1997. Stockholders of record at the close of business on such record date (the "Record Date") will be entitled to one vote for each share of GWF Common Stock held on the Record Date. As of October 31, 1996, there were approximately 137,710,442 shares of GWF Common Stock issued and outstanding. Ahmanson holds an aggregate of 100 shares of GWF Common Stock, which represents less than 0.1% of the outstanding shares.

                               ----------------

  This Consent Statement and the WHITE consent card are first being sent to GWF stockholders on or about March 3, 1997. The principal executive offices of Great Western Financial Corporation are located at 9200 Oakdale Avenue, Chatsworth, California 91311.

         THE AHMANSON MERGER PROPOSAL; PURPOSE OF CONSENT SOLICITATION

  On a number of occasions prior to 1996, the current and predecessor chief executive officers of Ahmanson and GWF have informally discussed the possibility of a merger of the two companies. These discussions took place against the background of a rapidly changing banking industry undergoing substantial consolidation, primarily as a result of increased competition and a need to reduce costs through economies of scale. In addition, in recent years, the two companies have been pursuing compatible business strategies.

  Consolidation among depository institutions has increased in recent years and has included the merger or sale of a number of large California-based banks and savings institutions. Among the major transactions that have occurred in recent years are the combinations of: the six largest California banks (Wells Fargo and First Interstate, Bank America and Security Pacific, and Union Bank and Bank of California); the fifth and seventh largest California savings institutions (First Nationwide and California Federal) (which followed a proposal by Golden West, the third largest California savings institution, to acquire California Federal); and the fourth largest California savings institution and one of the largest savings institutions outside of California (American Savings and Washington Mutual) (size references are to asset rankings as of June 30 of the year of the referenced merger). Ahmanson has taken advantage of this trend toward consolidation to enlarge its presence and enhance its market share in key markets while disposing of assets in other, "non-core" markets. Since June 1992, Ahmanson has engaged in transactions which, taken together, have resulted in the acquisition of $6.8 billion in deposits, primarily in California, at an average deposit premium (i.e., the ratio of net purchase price to acquired deposits) of 2.9% and the sale of over $12.7 billion in deposits in non-core markets at an average deposit premium of 7.1%. In addition, in September 1996, Ahmanson acquired approximately $1.9 billion in deposits by completing its purchase of 61 former First Interstate branches.

  Ahmanson believes that GWF also recognizes the merits of a focus on core markets and the inevitability of consolidation. For example, in December 1993, GWF acquired 119 branches of HomeFed in California having $4.1 billion in deposits and, in December 1994, sold its 31 branches on the west coast of Florida having $1.0 billion in deposits.

  In light of the foregoing, on February 17, 1997, Charles R. Rinehart, Chairman of the Board and Chief Executive Officer of Ahmanson, contacted
John F. Maher, President and Chief Executive Officer, of GWF and delivered to him a written proposal for a tax-free merger of the two companies pursuant to which each outstanding share of GWF Common Stock would be converted into 1.05 shares of Ahmanson Common Stock. Ahmanson subsequently issued a press release publicly disclosing the Ahmanson Merger Proposal.

  The Ahmanson Merger Proposal today has a value of $43.18 per share (based on the closing price of Ahmanson Common Stock on the NYSE on February 28, 1997), which represents a 26.1% premium over the closing price of the GWF Common Stock on the NYSE on February 14, 1997 (the last day of trading before announcement of the Ahmanson Merger Proposal). Because the exchange ratio is fixed, a change in the market price of the Ahmanson Common Stock before the effective time of the merger would affect the implied market value of the Ahmanson Common Stock to be received in the Proposed Merger in exchange for the GWF Common Stock.

  Ahmanson believes that the Proposed Merger represents a unique and compelling opportunity to enhance value for stockholders of both Ahmanson and GWF, allowing the combined company to realize substantial cost savings while enhancing its competitive position in its major markets and providing enhanced services and products to its customers. Based upon the advice of Sullivan & Cromwell, its special counsel, as well as Ahmanson's experience in obtaining approvals for other transactions, Ahmanson is confident that it will be able to obtain the regulatory approvals required for the Proposed Merger on a timely basis and without imposition of any condition that would have a material adverse effect on the combined company. Accordingly, Ahmanson believes that the GWF Board should find the Proposed Merger highly attractive.

  However, as of the date of this Consent Statement, the GWF Board has not yet found the time to respond to the Ahmanson Merger Proposal and the parties have not yet entered into any negotiations concerning the Proposed Merger or any other business combination between Ahmanson and GWF. Instead, the GWF Board has found the time to take all of the following actions that have delayed the ability of GWF's stockholders to express their views on the Ahmanson Merger
Proposal:

  . They adopted a By-law to delay the time for setting the record date for this Consent Solicitation and thereby delayed you from encouraging GWF to maximize stockholder value;

  . They indefinitely postponed the 1997 Annual Meeting of Stockholders of GWF at which Ahmanson is proposing a slate of three nominees dedicated to maximizing stockholder value;

  . They put in place a "broad based change-in-control severance plan" for the GWF employees; and

  . They filed litigation in the Chancery Court in Delaware attempting to stop this Consent Solicitation and declare invalid our proposed By-law limiting excessive lock-up arrangements.

  Ahmanson believes that the GWF Board (who collectively own beneficially less than 1.1% of the GWF Common Stock) should not deprive the GWF stockholders of the opportunity to consider the Ahmanson Merger Proposal and any other bona fide and concrete merger proposals. Accordingly, Ahmanson is soliciting your consent in support of the Proposals, which are intended to facilitate the maximization of stockholder value.

                           THE CONSENT SOLICITATION

  Stockholder consent is being solicited to approve each of the following proposals (the "Proposals") without a stockholders' meeting, as permitted by the Delaware General Corporation Law (the "DGCL"):

    PROPOSAL 1: Adopt the following non-binding resolution:

    "RESOLVED, that the stockholders of Great Western Financial Corporation ("Great Western") urge the Great Western Board of Directors (the "Great Western Board") to consider any bona fide and concrete merger proposal received by Great Western by May 22, 1997 and, if no proposal superior to the H. F. Ahmanson & Company ("Ahmanson") merger proposal (set forth in Ahmanson's letter to Great Western, dated February 17, 1997) is received, to enter into a merger agreement with Ahmanson in accordance with the Ahmanson merger proposal and take all actions necessary to facilitate such merger. In determining whether another merger proposal is superior to the Ahmanson merger proposal, the Great Western Board shall take into account the potential that the Great Western stockholders will receive a substantial portion of the value of the cost savings resulting from a merger with Ahmanson."

  The purpose of Proposal 1 is to give stockholders of GWF the opportunity to send a clear message to the GWF Board that they support the Ahmanson Merger Proposal and, unless a bona fide and concrete proposal clearly providing value greater than the Ahmanson Merger Proposal is received, that they want the GWF Board to take such actions as are necessary to permit the Ahmanson Merger Proposal to proceed. Under the DGCL, this resolution will not be legally binding upon the GWF Board. However, Ahmanson believes that the GWF Board, in accordance with its fiduciary duties, will take into account the views of a majority of the stockholders of GWF in considering the alternatives available to GWF.

    PROPOSAL 2: Amend Section 13 of the By-laws of GWF by inserting immediately before the penultimate sentence thereof the following sentence:

    "The Board of Directors may not, without the prior approval of a majority of the stockholders of the Corporation having voting power, grant a third party break-up fees, stock options, "crown jewel" options or other lock-up arrangements in connection with an "Acquisition Transaction" as hereinafter defined, unless such agreement contains a provision ensuring that the aggregate value of all such break-up fees, stock options, "crown jewel" options and other lock-up arrangements can never exceed

    $100,000,000; "Acquisition Transaction" means any merger, consolidation or similar transaction involving, or any purchase of all or any substantial portion of the assets, deposits or any equity securities of, the Corporation or any of its subsidiaries."

  The purpose of Proposal 2 is to enable the stockholders of GWF to prevent the granting of excessive break-up fees, stock options, "crown jewel" options or other lock-up arrangements that could deter a merger or similar transaction maximizing stockholder value unless the GWF stockholders approve the arrangement. Ahmanson acknowledges that lock-up arrangements can serve a legitimate purpose in inducing a third party to enter into a merger agreement that is in the best interests of stockholders, and believes the reasonable amount that would serve such purpose is a matter of opinion. Proposal 2 would still permit GWF to grant lock-up arrangements up to $100,000,000, an amount which Ahmanson believes is more than sufficient to induce potential bidders to enter into negotiations with GWF. Ahmanson believes that amounts in excess of $100,000,000 would only serve to limit competing merger proposals and impede the maximization of stockholder value. The $100,000,000 limitation on the aggregate value of lock-up arrangements represents approximately 2.1% of the total market capitalization of the GWF Common Stock on February 14, 1997. Ahmanson believes that the 2.1% fee is customary for mergers of this type and should provide a necessary inducement to any party who intends to submit a bona fide and concrete merger proposal, as well as provide adequate coverage for actual expenses that a potential bidder would incur from entering into negotiations and a merger agreement.

  GWF has alleged in litigation it filed in the Chancery Court in Delaware that the proposed By-law to limit the GWF Board's ability to grant excessive lock-up arrangements is invalid under Delaware law. We disagree. It is in any event for the courts to determine the issue if the parties pursue it. The GWF claim is yet another effort by the management of GWF to prevent the GWF stockholders from making their views known, and we continue to urge that the claim be withdrawn.

    PROPOSAL 3: Amend Section 2 of the By-laws of GWF by replacing the first sentence thereof with the following sentence:

    "The annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday in April in each year, or on a date within 14 days thereof, at such time and place, within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these by-laws."

  The purpose of Proposal 3 is to require GWF to hold its annual meeting of stockholders on the fourth Tuesday in April, or on date within 14 days thereof, and thereby preclude the GWF Board from postponing its 1997 Annual Meeting of Stockholders beyond 14 days of April 22, 1997. On February 25, 1997 GWF announced that it was indefinitely postponing the 1997 Annual Meeting. Ahmanson believes that GWF has taken this action in order to prevent its stockholders from expressing their views in favor of the maximization of stockholder value generally and in support of the Ahmanson Merger Proposal in particular. Ahmanson further believes that there is ample time between now and April 22, 1997, or 14 days thereafter, for GWF stockholders to receive all requisite information in order to vote on the proposed Ahmanson Nominees for election to the GWF Board and the proposed Ahmanson By-law amendments.

    PROPOSAL 4: Amend Section 6 of the By-laws of GWF by replacing the first sentence thereof with the following three sentences:

    "The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum. In the event a quorum is not present, the presiding officer at the meeting or the stockholders present, although less than a quorum, shall have the power to adjourn or postpone such meeting from time to time without notice. In the event that a quorum is present, the presiding officer shall not take any action to adjourn such meeting until all business properly brought before such meeting has been acted upon by the stockholders of the Corporation."

  The purpose of Proposal 4 is to prevent the presiding officer at any meeting of GWF stockholders at which a quorum is present from adjourning such meeting unless all business properly brought before such meeting has been acted upon by the GWF stockholders. The effect of Proposal 4 is to prevent the GWF Board or management from adjourning a meeting of GWF stockholders in order to avoid allowing the stockholders of GWF to express their views or otherwise transact business.

    PROPOSAL 5: Amend the By-laws of GWF by adding a new Section 25 thereto which reads in its entirety as follows:

    "Section 25. Neither this Section 25 nor any of the By-law provisions added or changed by consent of stockholders as contemplated by the Consent Statement dated March 3, 1997, provided by H. F. Ahmanson
    & Company, may be amended or repealed without the affirmative vote of the holders of a majority of the stock of the Corporation having voting power."

  The purpose of Proposal 5 is to prevent the GWF Board from subsequently amending any of the By-law amendments adopted pursuant to this Consent Solicitation unless it has the approval of a majority of the GWF stockholders. The effect of Proposal 5 would ensure that the GWF Board cannot circumvent the will of the GWF stockholders by subsequently amending any of the By-law amendments adopted by the GWF stockholders.

  These proposals, if adopted, may also facilitate the eventual consummation of the Ahmanson Merger Proposal, as would adoption of the proposed amendments to the By-laws of GWF in connection with the 1997 Annual Meeting of Stockholders. In particular, if the proposed By-law amendment described in Proposal 3 above with respect to the annual meeting is adopted, it will enable Ahmanson to promptly distribute proxy materials for the 1997 Annual Meeting of Stockholders of GWF with respect to the Ahmanson Nominees and proposed By-law amendments that would provide that the Ahmanson Nominees would have representation on each committee of the GWF Board, would have to be present in order to constitute a quorum of the GWF Board and would have a separate class vote on the approval of lock-up arrangements in excess of $100,000,000.

  Each Proposal will become effective when properly completed, unrevoked and effective WHITE consent cards (or other forms of consent) indicating consent to such Proposal signed by the holders of record on the Record Date of a majority of the shares of GWF Common Stock then outstanding, are delivered by Ahmanson to GWF.

  Because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the shares of GWF Common Stock then outstanding, the following actions will have the same effect as voting against the Proposals: (a) failing to execute, date and return a WHITE consent card and (b) executing, dating and returning a WHITE consent card marked "ABSTAINS" or "WITHHOLDS CONSENT" as to each Proposal. If returned WHITE consent cards are executed and dated but not marked with respect to any Proposal, the GWF stockholder will be deemed to have consented to such Proposal.

  YOUR CONSENT AND PROMPT ACTION ARE IMPORTANT. AHMANSON URGES YOU TO GRANT YOUR CONSENT BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT CARD AS SOON AS POSSIBLE.

                           H. F. AHMANSON & COMPANY

  H. F. Ahmanson & Company, a Delaware corporation, conducts its principal business operations through Home Savings of America, FSB, a federally-chartered savings bank ("Home Savings"). Although Home Savings has traditionally focused on deposit-taking and residential real estate lending, Home Savings has changed its focus toward becoming a full-service consumer bank. Home Savings' acquisition of 61 First Interstate Bank branches has accelerated Home Savings' progress toward effecting this change.

  At December 31, 1996, Ahmanson had total assets of $50 billion, deposits of $35 billion and stockholders' equity of $2.4 billion. Based on deposits, Ahmanson was at that time the third largest depositary institution in California and the 17th largest in the United States.

  Ahmanson is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning Ahmanson can be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York, 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601, and copies of such material can be obtained from such facilities and the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. In addition such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which certain of Ahmanson's securities are listed.

  H. F. Ahmanson & Company has its principal executive offices at 4900 Rivergrade Road, Irwindale, California 91706, telephone number (818) 960-6311.

  Certain information concerning the directors and executive officers of Ahmanson and certain employees and other representatives of Ahmanson who may also solicit consents from GWF stockholders is set forth in Annex A. Certain information concerning shares of GWF Common Stock held by Ahmanson, its directors and executive officers and certain employees and other representatives of Ahmanson who may also solicit consents from GWF stockholders, and certain transactions between any of them and GWF, is set forth in Annex B.

                              CONSENT PROCEDURES

 General; Effectiveness of Consents

  GWF is a Delaware corporation and is, therefore, subject to the DGCL.
Section 228 of the DGCL provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required to be or that may be taken at meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents, setting forth the action so taken, are signed and delivered to the corporation by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Restated Certificate of Incorporation of GWF, as amended, does not prohibit stockholder action by written consent.

  On February 20, 1997, the GWF Board adopted an amendment to the By-laws of GWF designed to delay the time for setting the record date for this Consent Solicitation. Section 11 of the By-laws now provides that any stockholder of GWF seeking to have GWF's stockholders authorize or take corporate action by written consent shall, by written notice to GWF's Secretary, request the GWF Board to fix a record date. The GWF Board will be required, within ten days after the date such request is received, to adopt a resolution fixing the record date. Under Section 213 of the DGCL and under Section 11 of the By-laws, the record date must be within ten days of the date of the resolution fixing the record date. On February 21, 1997, Ahmanson requested that the

GWF Board promptly fix a record date for this Consent Solicitation. Accordingly, the GWF Board is required to fix the record date by March 3, 1997 and the record date may not be fixed later than March 13, 1997.

  Each Proposal will become effective when properly completed, unrevoked and effective WHITE consent cards (or other forms of consent) indicating consent to such Proposal, signed by the holders of record on the Record Date of a majority of the shares of GWF Common Stock then outstanding, are delivered to GWF in the manner required by the DGCL, provided that such consents are delivered within 60 days of the earliest dated consent delivered to GWF. If the Proposals are adopted pursuant to this Consent Solicitation, prompt notice will be given pursuant to Section 228(d) of the DGCL to GWF stockholders who have not executed and returned a WHITE consent card.

  Because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the shares of GWF Common Stock then outstanding, the following actions will have the same effect as withholding consent to the Proposal: (a) failing to execute, date and return a WHITE consent card or (b) executing, dating and returning a consent marked "WITHHOLDS CONSENT" or "ABSTAINS" as to each Proposal. If returned WHITE consent cards are executed and dated but not marked with respect to any Proposal, the stockholder will be deemed to have consented to the Proposal.

 Procedural Instructions

  If a stockholder is a record holder of shares of GWF Common Stock as of the close of business on the Record Date, such GWF stockholder may consent to, withhold consent to or abstain with respect to a Proposal by marking the "CONSENTS", "WITHHOLDS CONSENT" or "ABSTAINS" box, as applicable, next to such Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

  UNDER THE DGCL, ONLY STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO GIVE THEIR CONSENT TO THE PROPOSALS. THEREFORE, EACH STOCKHOLDER IS URGED, EVEN IF SUCH STOCKHOLDER HAS SOLD ITS SHARES SUBSEQUENT TO THE RECORD DATE, TO GRANT ITS CONSENT PURSUANT TO THE ENCLOSED WHITE CONSENT CARD WITH RESPECT TO ALL SHARES HELD AS OF THE RECORD DATE. A STOCKHOLDER'S FAILURE TO CONSENT MAY ADVERSELY AFFECT THOSE WHO CONTINUE TO BE STOCKHOLDERS. IN ADDITION, ANY STOCKHOLDER OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE WHITE CONSENT CARD ON SUCH STOCKHOLDER'S BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE CONSENT. EACH STOCKHOLDER IS URGED TO ENSURE THAT THE RECORD HOLDER OF SUCH STOCKHOLDER'S SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED WHITE CONSENT CARD AS SOON AS POSSIBLE. EACH STOCKHOLDER IS FURTHER URGED TO CONFIRM IN WRITING ANY INSTRUCTIONS GIVEN AND PROVIDE A COPY THEREOF TO AHMANSON IN CARE OF MACKENZIE PARTNERS, INC., SO THAT AHMANSON MAY ALSO ATTEMPT TO ENSURE SUCH INSTRUCTIONS ARE FOLLOWED.

 Revocation of Consents

  Executed consents may be revoked at any time, provided that a written, dated revocation which clearly identifies the consent being revoked is executed and delivered either to (a) Ahmanson in care of MacKenzie Partners, Inc. at 156 Fifth Avenue, New York, New York 10010, or (b) the principal executive offices of GWF at 9200 Oakdale Avenue, Chatsworth, California 91311, prior to the time that the Proposals become effective. A revocation may be in any written form validly signed by the record holder as of the Record Date as long as it clearly states that the consent previously given is no longer effective. Ahmanson requests that a copy of any revocation sent to GWF be given to Ahmanson at the above address so that Ahmanson may more accurately determine if and when consent to each Proposal has been received from the holders of record on the Record Date of a majority of the shares of GWF Common Stock then outstanding. AHMANSON URGES YOU NOT TO SIGN ANY BLUE REVOCATION OF CONSENT CARD SENT TO YOU BY GWF. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE THAT REVOCATION OF CONSENT BY DELIVERING A LATER DATED WHITE CONSENT CARD TO AHMANSON, C/O MACKENZIE PARTNERS, INC., OR TO THE SECRETARY OF GWF.

 Appraisal Rights

  No appraisal rights are or will be available under the DGCL in connection with the Proposals or the Proposed Merger as presently contemplated, since DGCL 262(b) states that no appraisal rights are available for the shares of any class of stock of a constituent corporation in a merger or consolidation if (i) such shares are listed on a national securities exchange at the record date fixed to determine the stockholders entitled to vote at the meeting of stockholders to act upon the agreement of merger or consolidation and (ii) the holders thereof will not be required to accept for such stock anything except shares of stock of the corporation surviving or resulting from such merger or consolidation or cash in lieu of fractional shares. The shares of GWF Common Stock are listed on the New York Stock Exchange and the Pacific Stock Exchange and the GWF stockholders will receive shares of Ahmanson Common Stock or cash in lieu of fractional shares in the Proposed Merger. Executing a written consent in favor of the Proposals will not prevent a GWF stockholder from subsequently demanding appraisal of such stockholder's shares of GWF Common Stock in connection with the consummation of a merger pursuant to any other proposal for which appraisal rights are available under the DGCL.

                         OWNERSHIP OF GWF COMMON STOCK

  Each share of GWF Common Stock is entitled to one vote, and the GWF Common Stock is the only class of securities of GWF currently entitled to vote. According to GWF's Form 10-K for the fiscal year ended December 31, 1995, there were approximately 9,415 holders of record of shares of GWF Common Stock as of December 31, 1995, and according to the Form 10-Q for the period ending September 30, 1996, there were 137,710,442 shares of GWF Common Stock outstanding as of October 31, 1996. Stockholders of GWF do not have cumulative voting rights.

  The following table sets forth the share ownership of all persons known to GWF to be the beneficial owners of more than 5% of GWF's outstanding shares of Common Stock and by all directors and executive officers as a group (17 persons), as reported in GWF's Preliminary Proxy Statement (Revocation of Consent Statement) dated February 25, 1997.

                                            AMOUNT AND NATURE OF    PERCENT OF
                                           BENEFICIAL OWNERSHIP OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES OF COMMON STOCK  COMMON STOCK
------------------------------------       ----------------------- ------------
Wellington Management Company LLP.........      8,771,730 (1)          6.37%
 75 State Street
 Boston, Massachusetts 02109
Vanguard/Windsor Funds, Inc. .............      8,236,786 (2)          5.98%
 Vanguard Financial Center
 Valley Forge, Pennsylvania 19482
All Directors and Executive Officers as a
 Group (17 persons).......................      2,199,427 (3)          1.58%

--------
(1) Wellington Management Company ("WMC") has reported that it is an investment adviser and, as such, is considered beneficial owner in the aggregate of the shares listed in the table. WMC has declared that it has shared power to vote 53,902 of the shares and shared dispositive power over all of the shares shown in the table. The shares shown in the table for the Vanguard/Windsor Funds, Inc. are also included in the total amount reported in the table for WMC.

(2) Vanguard/Windsor Funds, Inc. ("Vanguard/Windsor") has reported that it is an investment company and, as such, is considered the beneficial owner in the aggregate of the shares listed in the table. Vanguard/Windsor has declared that it has sole power to vote or direct the vote and shared power to dispose or to direct the disposition of the shares shown in the table.

(3) Includes options to purchase 1,551,604 shares under employee stock options which are exercisable on or within 60 days after February 24, 1997, and 1,194 shares held in trust under GWF's Employee Savings Incentive Plan with respect to which such persons have the right to direct the vote.

  For information relating to the ownership of GWF Common Stock by the current directors and officers of GWF, see Annex C hereto.

  Although Ahmanson has included information concerning GWF in this Consent Statement (including Annex C hereto) insofar as it is known or reasonably available to Ahmanson, Ahmanson is not currently affiliated with GWF and GWF has not to date permitted access by Ahmanson to GWF's books and records. Therefore, information concerning GWF which has not been made public is not available to Ahmanson. Although Ahmanson has no knowledge that would indicate that statements relating to GWF contained in this Consent Statement in reliance upon publicly available information are inaccurate or incomplete, Ahmanson was not involved in the preparation of such information and statements and, for the foregoing reasons, is not in a position to verify any such information or statements. Accordingly, Ahmanson takes no responsibility for the accuracy of such information or statements.

                           SOLICITATION OF CONSENTS

  Consents will be solicited by mail, telephone, telegraph, telex, telecopier, advertisement and in person. Solicitation may be made by directors, officers, investor relations personnel and other regular employees of Ahmanson. No such employees will receive additional compensation for such solicitation.

  Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of GWF Common Stock for which they hold of record and Ahmanson will reimburse them for their reasonable out-of-pocket expenses.

  In addition, Ahmanson has retained MacKenzie Partners, Inc. to assist and to provide advisory services in connection with this Consent Solicitation for which MacKenzie Partners, Inc. will be paid a fee estimated to be $150,000 and will be reimbursed for reasonable out-of-pocket expenses. It is anticipated that approximately 100 persons will be employed by MacKenzie Partners, Inc. to solicit consents. Ahmanson will indemnify MacKenzie Partners, Inc. against certain liabilities and expenses in connection with the Consent Solicitation, including liabilities under the federal securities laws.

  Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery Securities") are providing certain financial advisory services to Ahmanson in connection with, among other things, the Proposed Merger. Ahmanson has agreed to pay customary financial advisory and transaction fees to each of CSFB and Montgomery Securities in connection with the Proposed Merger. Ahmanson has also agreed to reimburse each of CSFB and Montgomery Securities for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, incurred in furtherance of the financial advisory services to be provided to Ahmanson in connection with its engagement, and has agreed to indemnify each of CSFB and Montgomery Securities and certain related persons and entities against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. In connection with CSFB's and Montgomery Securities' engagement as financial advisors, Ahmanson anticipates that certain employees of each of CSFB and Montgomery Securities may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of GWF for the purpose of assisting in the Consent Solicitation. CSFB and Montgomery Securities will not receive any fee for or in connection with such solicitation activities apart from the fees they are otherwise entitled to receive as described above.

  The expenses related directly to the Consent Solicitation are expected to aggregate $750,000 and will be borne by Ahmanson. These expenses include any fees and expenses for attorneys, public relations and financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation, but exclude costs represented by salaries and wages of regular employees and officers of Ahmanson and expenses related primarily to the Proposed Merger. Of the above stated amount, approximately $250,000 has been spent to date. Ahmanson does not intend to seek reimbursement of its expenses related to the Consent Solicitation from GWF whether or not the Consent Solicitation is successful.

  Ahmanson assumes no responsibility for the accuracy or completeness of any information contained herein which is based on GWF's Preliminary Proxy Statement (Revocation of Consent Statement) dated February 25, 1997.

  If you have any questions concerning this Consent Solicitation or the procedures to be followed to execute and deliver a consent, please contact MacKenzie Partners, Inc. at the address or phone numbers specified on the back page of this Consent Solicitation. YOUR CONSENT AND PROMPT ACTION ARE IMPORTANT. YOU ARE URGED TO GRANT YOUR CONSENT BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT CARD AS SOON AS POSSIBLE.

                                          H. F. AHMANSON & COMPANY

March 3, 1997

                                 ANNEX A

                     INFORMATION CONCERNING THE DIRECTORS
                      AND EXECUTIVE OFFICERS OF AHMANSON
              AND CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF
                    AHMANSON WHO MAY ALSO SOLICIT CONSENTS

  The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of Ahmanson and certain employees and other representatives of Ahmanson who may also solicit consents from stockholders of GWF.

 DIRECTORS, EXECUTIVE OFFICERS, CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF
                                   AHMANSON

   NAME AND PRINCIPAL                     PRESENT OFFICE OR OTHER
    BUSINESS ADDRESS                PRINCIPAL OCCUPATION OR EMPLOYMENT
   ------------------               ----------------------------------
Byron Allumbaugh........  Retired Chairman of the Board of Ralphs Grocery
620 Newport Center Drive  Company, a Los Angeles-based supermarket company;
Suite 1100                director of El Paso Natural Gas Company and Ultramar
Newport Beach, CA 92660   Corp.

Harold A. Black.........  James F. Smith Professor of Financial Institutions at
Department of Finance     the College of Business Administration at the
431 Stokely Management    University of Tennessee, Knoxville
Center
University of Tennessee,
Knoxville
Knoxville, TN 37996

Richard M. Bressler.....  Retired Chairman of the Board of Plum Creek Management
El Paso Natural Gas       Company, a manufacturer of lumber and wood products,
Company                   and retired Chairman of the Board of El Paso Natural
999 Third Avenue, Suite   Gas Company, a natural resources company; director of
2300                      General Mills, Inc. and Rockwell International
Seattle, WA 98104         Corporation


David R. Carpenter......  Retired Chairman and Chief Executive Officer of
The Darcy Company         Transamerica Occidental Life Insurance Company and
3400 Riverside Drive      Executive Vice President of the parent company,
Burbank, CA 91505         Transamerica Corporation; Chairman of UniHealth;
                          director of PacifiCare

Phillip D. Matthews.....  Chairman of the Board of Wolverine World Wide, Inc., a
Matthews, Mullaney &      NYSE footwear company; Chairman and part owner of
Company                   Reliable Company; director of Bell Sports and Panda
70 South Lake Avenue,     Management Company
Suite 630
Pasadena, CA 91101

Richard L. Nolan........  MBA Class of 1942 Professor of Business Administration
Graduate School of        at the Graduate School of Business Administration at
Business  Administration  Harvard University; director of Xcellenet Inc.
Harvard University
Baker West 181
Soldiers Field
Boston, MA 02163

Delia M. Reyes..........  President and Chief Executive Officer of Reyes
Reyes Consulting Group    Consulting Group, a market research and consulting
14677 Midway Road, Suite  firm
201 Dallas, TX 75244

   NAME AND PRINCIPAL                    PRESENT OFFICE OR OTHER
    BUSINESS ADDRESS               PRINCIPAL OCCUPATION OR EMPLOYMENT
   ------------------              ----------------------------------
Charles R. Rinehart..... Chairman of the Board and Chief Executive Officer of
4900 Rivergrade Road     Ahmanson; Chairman of the Board and Chief Executive
Irwindale, CA 91706      Officer of Home Savings of America, FSB

Frank M. Sanchez........ Owner and operator of eight McDonald's franchises;
5234 Via San Delano #1   director of the Los Angeles Chamber of Commerce, the
Los Angeles, CA 90022    Los Angeles Amateur Athletic Foundation, and California
                         State University at Los Angeles foundation

Elizabeth A. Sanders.... Business consultant; director of Flagstar Companies
P. O. Box 14             Inc., Wal-Mart Stores, Inc. and Wolverine World Wide,
Sutter Creek, CA 95685   Inc.

Arthur W. Schmutz....... Retired partner of Gibson, Dunn & Crutcher LLP, a law
Gibson, Dunn & Crutcher  firm; director of Ducommun Incorporated
LLP
333 South Grand Avenue,
Suite 4550
Los Angeles, CA 90071

William D. Schulte...... Retired Vice Chairman of KPMG Peat Marwick LLP, a firm
KPMG Peat Marwick LLP    of independent certified public accountants; director
725 South Figueroa       of Santa Anita Operating Company, Santa Anita Realty
Street,                  Enterprises, Inc. and Vastar Resources, Inc.
Suite 2900
Los Angeles, CA 90071

Bruce G. Willison....... President and Chief Operating Officer of Ahmanson and
4900 Rivergrade Road     Home Savings of America, FSB
Irwindale, CA 91706

Kevin M. Twomey......... Senior Executive Vice President and Chief Financial
4900 Rivergrade Road     Officer of Ahmanson and Vice Chairman and Chief
Irwindale, CA 91706      Financial Officer Home Savings of America, FSB
                         Senior Executive Vice President, General Counsel and

Madeleine A. Kleiner.... Secretary of Ahmanson and Senior Executive Vice
4900 Rivergrade Road     President and General Counsel of Home Savings of
Irwindale, CA 91706      America, FSB

Anne-Drue M. Anderson..  Executive Vice President and Treasurer of Ahmanson and
4900 Rivergrade Road     Home Savings of America, FSB
Irwindale, CA 91706

Tim Glassett...........  First Vice President and Assistant General Counsel of
4900 Rivergrade Road     Ahmanson and First Vice President, Assistant General
Irwindale, CA 91706      Counsel and Secretary of Home Savings of America, FSB

Eric Warmstein.........  Director of Corporate Development of Ahmanson and
4900 Rivergrade Road     Senior Vice President of Home Savings of America, FSB
Irwindale, CA 91706

Stephen Swartz.........  Senior Vice President and Director of Investor
4900 Rivergrade Road     Relations of Ahmanson and Senior Vice President of Home
Irwindale, CA 91706      Savings of America, FSB

   NAME AND PRINCIPAL                     PRESENT OFFICE OR OTHER
    BUSINESS ADDRESS                PRINCIPAL OCCUPATION OR EMPLOYMENT
   ------------------               ----------------------------------
Mary Trigg..............  Senior Vice President and Director of Public Relations
4900 Rivergrade Road      of Ahmanson and Senior Vice President of Home Savings
Irwindale, CA 91706       of America, FSB

Linda McCall............  Senior Vice President and Director of Corporate Taxes
4900 Rivergrade Road      of Ahmanson and Senior Vice President of Home Savings
Irwindale, CA 91706       of America, FSB

Barbara Timmer..........  Senior Vice President of Home Savings of America, FSB
4900 Rivergrade Road
Irwindale, CA 91706

Adrian Rodriguez........  Vice President of Home Savings of America, FSB
4900 Rivergrade Road
Irwindale, CA 91706

Samantha Davies.........  Vice President of Home Savings of America, FSB
4900 Rivergrade Road
Irwindale, CA 91706

Peter Bennett...........  Assistant Vice President of Home Savings of America,
4900 Rivergrade Road      FSB
Irwindale, CA 91706

Lawrence A. Del Santo...  Chairman and Chief Executive Officer of The Vons
The Vons Companies, Inc.  Companies, Inc.
618 Michillinda Avenue
Arcadia, CA 91007

Robert T. Gelber........  Retired. Mr. Gelber beneficially owns 332 shares of GWF
Gibson, Dunn & Crutcher   Common Stock
LLP
333 South Grand Avenue
Los Angeles, CA 90071

Wolfgang Schoellkopf....  Retired
800 Fifth Avenue
New York, NY 10021

Hugh M. Grant...........  Retired
515 South Flower Street
Suite 2000
Los Angeles, CA 90071

John E. Merow...........  Retired
Sullivan & Cromwell
125 Broad Street
New York, NY 10004

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010
  Michael E. Martin................................... Managing Director
  Oliver P. Sarkozy................................... Director
  Eric J. Clark....................................... Associate
Credit Suisse First Boston Corporation
333 Grand Avenue, Suite 2200
Los Angeles, California 90071
  Mark S. Maron....................................... Managing Director
  Andrew C. Rosenburgh................................ Vice President
  Brian J. Cullen..................................... Analyst
Montgomery Securities
600 Montgomery Street
San Francisco, California 94111
  Dick Fredericks..................................... Senior Managing Director
  Alan Rothenberg..................................... Senior Consultant
  Robert Huret........................................ Senior Consultant
  William Pan......................................... Associate

                                    ANNEX B

               SHARES OF GWF COMMON STOCK HELD BY AHMANSON, ITS
          DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES AND
       OTHER REPRESENTATIVES OF AHMANSON WHO MAY ALSO SOLICIT CONSENTS,
             AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

  Ahmanson purchased 100 shares of GWF Common Stock on February 13, 1997 for $32.50 per share (excluding mark-ups or commissions). No part of the purchase price or market value of any of the shares described in this paragraph was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such shares. Ahmanson does not beneficially own any other shares of GWF Common Stock.

  Each of CSFB and Montgomery Securities engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, CSFB and Montgomery Securities may trade securities of GWF for their own account and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. As of February 27, 1997, CSFB held a net long position of 13,924 shares and Montgomery Securities held no shares of GWF Common Stock. Additionally, in the normal course of their business, CSFB and Montgomery Securities finance their securities positions by bank and other borrowings and repurchase and securities borrowing transactions. To the knowledge of Ahmanson, none of such borrowings were intended specifically for the purpose of purchasing securities of GWF. Neither CSFB nor Montgomery Securities admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Exchange Act by the Commission, in the solicitation to which this Consent Statement relates or that such Schedule 14A requires the disclosure in this Consent Statement of certain information concerning CSFB and Montgomery Securities.

  In addition to the fees to be received by CSFB and Montgomery Securities in connection with their engagement as financial advisors to Ahmanson described in this Consent Statement, CSFB has rendered various investment banking and financial advisory services for Ahmanson for which it has received customary compensation.

  Except as disclosed in this Consent Statement, none of Ahmanson, the directors or executive officers of Ahmanson or the employees or other representatives of Ahmanson named in Annex A owns any securities of GWF or any subsidiary of GWF, beneficially or of record, has purchased or sold any such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to such securities. Except as disclosed in this Consent Statement, to the best knowledge of Ahmanson, its directors or executive officers and the employees and other representatives of Ahmanson named in Annex A, none of their associates beneficially owns, directly or indirectly, any securities of GWF.

  Except as disclosed in this Consent Statement, none of Ahmanson, its directors or executive officers of Ahmanson or the employees or other representatives of Ahmanson named in Annex A, or, to their best knowledge, their associates has any arrangement or understanding with any person (1) with respect to any future employment by GWF or its affiliates or (2) with respect to future transactions to which GWF or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction that has occurred since January 1, 1996 or any currently proposed transaction, or series of similar transactions, in which GWF or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000. Certain directors and executive officers of Ahmanson and/or its associates may also be directors or officers of other companies and organizations that have engaged in transactions with Ahmanson or its subsidiaries in the ordinary course of business since January 1, 1996, but Ahmanson believes that the interest of such persons in such transactions is not of material significance.

                                    ANNEX C

                             SHARES OF GWF HELD BY
                    DIRECTORS AND EXECUTIVE OFFICERS OF GWF

  The following table sets forth the number of shares of each class of equity securities of GWF beneficially owned as of February 24, 1997 (with the exception of shares held in GWF's Employee Savings Incentive Plan, which are reported as of December 31, 1996) by each director and certain executive officers. The information contained in the table is derived from information contained in GWF's Preliminary Proxy Statement (Revocation of Consent Statement) dated February 25, 1997.

                                                                     PERCENT OF
                                              AMOUNT AND NATURE OF   OUTSTANDING
                                             BENEFICIAL OWNERSHIP OF GWF COMMON
          NAME OF BENEFICIAL OWNER           SHARES OF COMMON STOCK     STOCK
          ------------------------           ----------------------- -----------
David Alexander.............................          22,675(2)          (1)
H. Frederick Christie.......................          26,250(2)          (1)
Charles D. Miller...........................          30,000(3)          (1)
Stephen E. Frank............................          41,250(4)          (1)
John V. Giovenco............................          38,750(2)          (1)
Firmin A. Gryp..............................         103,644(2)(5)       (1)
Enrique Hernandez, Jr. .....................           9,250(4)          (1)
James F. Montgomery.........................         605,488(6)          (1)
Alberta E. Siegel...........................          25,000(2)          (1)
Willis B. Wood, Jr. ........................          16,750(7)          (1)
John F. Maher...............................         611,762(8)          (1)
J. Lance Erikson............................         119,845(9)          (1)
Carl F. Geuther.............................         220,350(10)         (1)
Michael M. Pappas...........................         249,525(11)         (1)
A. William Schenck, III.....................          68,288(12)         (1)
Jaynie M. Studenmund........................          10,600             (1)
Raymond W. Sims.............................               0

--------

(1) Certain directors and executive officers share with their spouses voting and investment powers with respect to these shares. The percentage of shares beneficially owned by any director or executive officer does not exceed one percent of the outstanding shares of GWF's Common Stock.

(2) Includes 21,250 shares subject to options granted to this Director under GWF's 1988 Stock Option and Incentive Plan (the "1988 Incentive Plan") which are exercisable within 60 days of February 24, 1997.
(3) Includes 18,750 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.
(4) Includes 8,750 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.
(5) Includes 112 shares held by the trustee under GWF's Employee Savings Incentive Plan (the "Employee Savings Incentive Plan").
(6) Includes 495,600 shares subject to options exercisable within 60 days of February 24, 1997 and 945 shares held by the Trustee under the Employee Savings Incentive Plan.
(7) Includes 16,250 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.
(8) Includes 396,137 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997 and 25 shares held by the Trustee under the Employee Savings Incentive Plan.
(9) Includes 99,010 shares subject to options exercisable within 60 days of February 24, 1997 and 112 shares held by the Trustee under the Employee Savings Incentive Plan.
(10) Includes 179,845 shares subject to options exercisable within 60 days of February 24, 1997.
(11) Includes 172,500 shares subject to options exercisable within 60 days of February 24, 1997.
(12) Includes 49,762 shares subject to options exercisable within 60 days of February 24, 1997.

                                   IMPORTANT

                                 DO NOT DELAY!

                  VOTE THE ENCLOSED WHITE CONSENT CARD TODAY.

    If you have any questions or need assistance in completing the WHITE consent card, please contact:

                      [LOGO OF MACKENZIE PARTNERS, INC.]

                               156 Fifth Avenue
                           New York, New York 10010
                         (212) 929-5500 (call collect)
                                      or

                      CALL TOLL-FREE (800) 322-2885

                      GREAT WESTERN FINANCIAL CORPORATION

           CONSENT SOLICITED BY H. F. AHMANSON & COMPANY TO ACTION OF STOCKHOLDERS OF GREAT WESTERN FINANCIAL CORPORATION WITHOUT A MEETING

  The undersigned, a holder of record of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Great Western Financial Corporation ("Great Western") on the record date for this consent solicitation, hereby acknowledges receipt of the Consent Statement dated March 3, 1997, provided by
H. F. Ahmanson & Company (the "Consent Statement"), and consents pursuant to
Section 228 of the Delaware General Corporation Law, with respect to all of the shares of Common Stock held by the undersigned, to the adoption of each of the following proposals (collectively, the "Proposals") without a meeting of the stockholders of Great Western (except as otherwise specified below).

  AHMANSON URGES YOU TO CONSENT TO THE PROPOSALS.

PROPOSAL 1: Adopt the non-binding resolution to urge the
            Great Western Board of Directors (the "Great Western Board") to consider any bona fide and concrete merger proposal received by May 22, 1997 and if no proposal superior to the H. F. Ahmanson & Company ("Ahmanson") merger proposal is received, enter into a merger agreement with Ahmanson. (For complete text, see Proposal 1 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]


PROPOSAL 2: Amend Section 13 of the By-laws of Great
            Western to prevent the Great Western Board from granting any break-up fees, stock options, "crown jewel" options or other lock-up arrangements in connection with an "Acquisition Transaction" in a aggregate amount in excess of $100,000,000 without the prior approval of a majority of the stockholders of Great Western. (For complete text, see Proposal 2 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]



                           PLEASE VOTE PROMPTLY!


                                                  (continued on other side)

IF RETURNED CARDS ARE EXECUTED AND DATED BUT NOT MARKED WITH RESPECT TO ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO SUCH PROPOSAL.

PROPOSAL 3: Amend Section 2 of the By-laws of Great Western to require that the annual meeting of stockholders in each year shall be held on the fourth Tuesday in April, or on a date within 14 days thereof. (For complete text, see Proposal 3 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]


PROPOSAL 4: Amend Section 6 of the By-laws of Great Western to prevent the presiding officer from adjourning any meeting at which a quorum is present unless all business properly brought before such meeting has been acted upon by the Great Western stockholders. (For complete text, see Proposal 4 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]



PROPOSAL 5: Amend the By-laws of Great Western by adding a new Section 25 which would prevent the Great Western Board from subsequently amending any of the By-law amendments adopted pursuant to the Consent Solicitation without the prior approval of a majority of the stockholders of Great Western. (For complete text, see Proposal 5 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]


Consents can only be given by the stockholder of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE
--------------------------------------------------------------------------------

SIGNATURE(S)
--------------------------------------------------------------------------------

TITLE OR AUTHORITY
--------------------------------------------------------------------------------

SIGNATURE
--------------------------------------------------------------------------------
(IF HELD JOINTLY)

         PLEASE MARK, SIGN, DATE AND RETURN YOUR CONSENT PROMPTLY.